Exhibit 4.17

Supplementary Agreement to Power of Attorney

The Supplementary Agreement to Power of Attorney (the “Supplementary Agreement”) is made and entered into on 10 May 2024 in Beijing, the People’s Republic of China (the “PRC”, which for the purpose of the Agreement excludes the territories of Hong Kong, Macao, and Taiwan Province), by and between the parties hereto:

Party A:	Beijing Burning Rock Biotech Limited, a wholly foreign-owned enterprise established and existing under the laws of the People’s Republic of China, with a unified social credit code of [***], having its residence at [***];

Party B:	HAN Yusheng, with ID card No.: [***];

LU Gang, with ID card No.: [***];

WU Zhigang, with ID card No.: [***];

ZHOU Dan, with ID card No.: [***];

ZHANG Xumou, with ID card No.: [***];

CHUAI Shaokun, with ID card No.: [***];

YIN Dong, with ID card No.: [***];

ZHAO Jin, with Hong Kong Passport No.: [***];

Beijing Boleyou Management Consulting Center (Limited Partnership), with its unified social credit code: [***];

Party C:	Burning Rock (Beijing) Biotechnology Co., Ltd., a limited liability company established and existing under the laws of the People’s Republic of China, with a unified social credit code of [***], having its residence at [***];

Party D:	Guangzhou Burning Rock Biotech Co., Ltd., a limited liability company established and existing in accordance with the laws of the People’s Republic of China, with a unified social credit code of [***], having its residence at [***];

Party E:	CHEN Gang, with ID card No.: [***].

For the purpose of the Agreement, Party A, Party B, Party C, Party D and Party E shall be referred to individually as a “Party” and collectively as the “Parties”.

Whereas:

(1)	On 21 October 2019, Party A, Party B and Party C signed the Power of Attorney;

(2)

On 8 November 2023, Party A, Party B, Party C and Party C’s then shareholders signed the Supplementary Agreement to Power of Attorney (together with the Power of Attorney, collectively referred to as the “Former Agreements”);

(3)	Party A intends to assign all of its rights and obligations under the Former Agreements to Party D; Zhao Jin intends to assign all of its rights and obligations under the Former Agreements to Party E.

In view of the foregoing, the Parties have agreed by consensus to the following additions:

Article 1 The Parties agree that Party A assigns all of its rights and obligations under the Former Agreements to Party D. From the date of signing of the Supplementary agreement by the Parties, Party D shall enjoy the rights enjoyed by Party A under the Former Agreements and assume the obligations performed by Party A under the Former Agreements, and Party A shall no longer enjoy the rights and perform the obligations under the Former Agreements.

Article 2 The Parties agree that Zhao Jin assigns all of its rights and obligations under the Former Agreements to Party E. From the date of signing of the Supplementary Agreement the Parties, Party E shall enjoy the rights enjoyed by Zhao Jin under the Former Agreements and assume the obligations performed by Zhao Jin under the Former Agreements, and Zhao Jin shall no longer enjoy the rights and perform the obligations under the Former Agreements.

Article 3 Matters not covered in the Supplementary Agreement shall be subject to the provisions of the Fifth Revised Call Option Contract. The Supplementary Agreement constitutes an integral part of the Fifth Revised Call Option Contract and has the same legal effect as the Fifth Revised Call Option Contract.

Article 4 The Supplementary Agreement shall enter into force on the date on which it is signed by the Parties.

Article 5 The signing, entry into force, interpretation, fulfillment, modification and termination of the Supplementary Agreement as well as the settlement of disputes under the Supplementary Agreement shall be governed by the laws of China.

Article 6 In the event of any dispute arising from the interpretation and fulfillment of the Supplementary Agreement, the Parties shall first resolve the dispute through friendly consultation. If the Parties fail to reach an agreement on the resolution of the dispute within thirty (30) days after any Party requests the other Parties to settle such dispute through consultation, then any Party may submit such dispute to the China International Economic and Trade Arbitration Commission (CIETAC) for resolution by arbitration in accordance with its arbitration rules in effect at the time. The place of arbitration shall be in Beijing, and the arbitration language shall be Chinese. The arbitration award shall be final and binding on the Parties.

Article 7 If any one or more of the provisions of the Supplementary Agreement is held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of the Supplementary Agreement shall not be affected or impaired in any way. The Parties shall seek to replace the invalid, illegal or unenforceable provisions with those which are legally permissible and effective to the maximum extent desired by the Parties through consultations in good faith, provided that the economic effects of such effective provisions shall be as similar as possible to those of ineffective, illegal or unenforceable provisions.

Article 8 The Supplementary Agreement shall be binding on and for the benefit of the respective successors and permitted assigns of each Party.

Article 9 The Supplementary Agreement is written in Chinese and executed in thirteen (13) copies, and each copy shall have the same legal effect.

Signature page below

[No text on this page, which is the signature page of the Supplementary

Agreement to to Power of Attorney]

Party A: Beijing Burning Rock Biotech Limited (seal) (seal of Beijing Burning Rock Biotech Limited) Signatory: /s/ HAN Yusheng Name: HAN Yusheng Title: Legal representative

[No text on this page, which is the signature page of the Supplementary

Agreement to to Power of Attorney]

Party B:

HAN Yusheng		LU Gang

Signatory:	/s/ HAN Yusheng	Signatory:	/s/ LU Gang

WU Zhigang		ZHOU Dan

Signatory:	/s/ WU Zhigang	Signatory:	/s/ ZHOU Dan

ZHANG Xumou		CHUAI Shaokun

Signatory:	/s/ ZHANG Xumou	Signatory:	/s/ CHUAI Shaokun

YIN Dong		ZHAO Jin

Signatory:	/s/ YIN Dong	Signatory:	/s/ ZHAO Jin

[No text on this page, which is the signature page of the Supplementary

Agreement to to Power of Attorney]

Party B:

Beijing Boleyou Management Consulting Center (Limited Partnership)

(seal of Beijing Boleyou Management Consulting Center (Limited Partnership)

Signatory: /s/ HAN Yusheng

Name: HAN Yusheng

Title: Authorized representative

[No text on this page, which is the signature page of the Supplementary

Agreement to to Power of Attorney]

Party C: Burning Rock (Beijing) Biotechnology Co., Ltd. (seal of Burning Rock (Beijing) Biotechnology Co., Ltd.) Signatory: /s/ HAN Yusheng Name: HAN Yusheng Title: Legal representative

[No text on this page, which is the signature page of the Supplementary

Agreement to to Power of Attorney]

Party D: Guangzhou Burning Rock Biotech Co., Ltd (seal of Guangzhou Burning Rock Biotech Co., Ltd) Signatory: /s/ HAN Yusheng Name: HAN Yusheng Title: Legal representative

[No text on this page, which is the signature page of the Supplementary

Agreement to to Power of Attorney]

Party E:

CHEN Gang

Signatory: /s/ CHEN Gang

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